Exhibit 11
                                                            24(b)(11)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Acacia Capital Corporation

     We consent to the incorporation by reference in Post-Effective Amendment No. 32 to the Registration Statement of Acacia Capital Corporation (comprised of the Calvert Responsibly Invested Capital Accumulation, Strategic Growth, Balanced, Global Equity, and Money Market Portfolios) on Form N-1A (File Numbers 2-80154 and 811-3591) of our reports dated January 31, 1997, on our audits of the financial statements and financial highlights of the Portfolios, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1996, which is incorporated by reference in the Registration
Statement. We also consent to the reference to our Firm under the caption "Independent Accountants and Custodians" in the Statement of Additional Information.




                                   COOPERS & LYBRAND, L.L.P.



Baltimore, Maryland
April 15, 1997